UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2017

Merrimack Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35409	04-3210530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square, Suite B7201 Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 441-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01. Other Events.

Merrimack Pharmaceuticals, Inc. (“we,” “our” or the “Company”) is filing this Current Report on Form 8-K to revise and recast our historical consolidated financial statements and other information included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “2016 Form 10-K”). The information included in Exhibit 99.1 to this Current Report on Form 8-K presents the financial results of our former Commercial Business (as defined below) as a discontinued operation and retroactively adjusts all share and per share amounts to reflect the Reverse Split (as defined below) for all periods presented. These updates are consistent with the presentation of all share and per share disclosures included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 and the presentation of discontinued operations included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017 filed with the Securities and Exchange Commission (the “SEC”) on May 10, 2017, August 9, 2017 and November 8, 2017, respectively, and with rules of the SEC requiring the reissuance of prior period financial statements included or incorporated by reference in a registration statement or proxy statement to retrospectively revise and reclassify such pre-event financial statements to reflect accounting changes, such as discontinued operations.

As previously disclosed, on April 3, 2017, we completed the transaction (the “Asset Sale”) with Ipsen S.A. (“Ipsen”). Pursuant to the Asset Purchase and Sale Agreement, dated as of January 7, 2017 (the “Asset Sale Agreement”), between us and Ipsen, we sold to Ipsen our right, title and interest in the non-cash assets, equipment, inventory, contracts and intellectual property primarily related to or used in our business operations and activities involving or relating to developing, manufacturing and commercializing ONIVYDE, our first commercial product, and MM-436 (the “Commercial Business”). We received a $575.0 million upfront cash payment on April 3, 2017 and are eligible to receive up to $450.0 million in additional regulatory approval-based milestone payments. As a result of the Asset Sale, the Commercial Business is accounted for as a discontinued operation for all periods presented in Exhibit 99.1 to this Current Report on Form 8-K.

As previously disclosed, on August 11, 2017, our stockholders approved an amendment to our certificate of incorporation to effect a one-for-ten reverse stock split of our issued and outstanding common stock (the “Reverse Split”). On September 5, 2017, we filed the amendment to our certificate of incorporation to effect the Reverse Split, and on September 6, 2017, the Reverse Split was effective for trading purposes. As a result of the Reverse Split, every ten shares of common stock issued and outstanding was converted into one share of common stock, reducing the number of issued and outstanding shares of common stock from approximately 132.8 million shares to approximately 13.28 million shares. No fractional shares were issued in connection with the Reverse Split. The amendment to the certificate of incorporation also proportionately reduced the number of authorized shares of common stock from 200 million to 20 million. The Reverse Split did not change the par value of the common stock. The Reverse Split did not change the number of authorized shares or par value of our preferred stock, of which there are no shares issued or outstanding. As a result, all share and per share amounts have been adjusted retroactively to reflect the Reverse Split for all periods presented in Exhibit 99.1 to this Current Report on Form 8-K.

The information included in Exhibit 99.1 to this Current Report on Form 8-K is presented in connection with the reporting changes described above and does not otherwise amend or restate our audited consolidated financial statements that were included in the 2016 Form 10-K. Unaffected items and unaffected portions of the 2016 Form 10-K have not been repeated in, and are not amended or modified by, Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 to this Current Report on Form 8-K does not reflect events occurring after we filed the 2016 Form 10-K and does not modify or update the disclosures therein in any way, other than to reflect the presentation of our Commercial Business as a discontinued operation and to retroactively adjust all share and per share amounts to reflect the Reverse Split, as described above, and, where appropriate and as indicated, to reflect a more recent status of certain of our ongoing development programs. Therefore, Exhibit 99.1 to this Current Report on Form 8-K should be read in conjunction with our other filings made with the SEC, including, and subsequent to, the date of the 2016 Form 10-K.

We have revised the following portions of the 2016 Form 10-K to reflect the retrospective revisions described above:

Item 6. Selected Financial Data

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Item 8. Financial Statements and Supplementary Data

The revised portions of the 2016 Form 10-K described above are attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP

99.1	Form 10-K Item 6. Selected Financial Data, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Item 8. Financial Statements and Supplementary Data

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Database

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMACK PHARMACEUTICALS, INC.

Date: December 15, 2017	By:	/s/ Jeffrey A. Munsie
Jeffrey A. Munsie
General Counsel

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